Exhibit 10.7
BETWEEN
YE JIAN HUA
ZHOU JIAN BIN
ZHEJIANG DAHUA CONSTRUCTION GROUP CO., LTD
AND
CHINA HYDROELECTRIC CORPORATION
SHARE TRANSFER AND CAPITAL INCREASE CONTRACT
For
YUNNAN HUABANG ELECTRIC POWER DEVELOPMENT CO., LTD

CONTENTS

Chapter I Definitions	5
Chapter II Transfer of Equity Stake	7
Chapter III Capital Increase	11
Chapter IV Representations and Warranties by All Parties	12
Chapter V Disclosures, Representations and Warranties by Transferors	13
Chapter VI Disclosures, Representations and Warranties by Transferee	18
Chapter VII Employees	19
Chapter VIII Confidentiality	19
Chapter IX Breach of Contract	21
Chapter X Force Majeure	22
Chapter XI Resolution of Disputes	23
Chapter XII Applicable Law	24
Chapter XIII Miscellaneous	25
Appendix I Form of Power of Attorney	30
Appendix II Existing Debts and Borrowings of the Company	31

SHARE TRANSFER AND CAPITAL INCREASE CONTRACT
This Share Transfer and Capital Increase Contract (hereinafter referred to as “this Contract”) is executed by the following Parties in Mang City, Dehong Prefecture, Yunnan Province, the People’s Republic of China, on March 15, 2007.
(1)	Party A: China Hydroelectric Corporation (hereinafter referred to as “Transferee”), a company registered and established in accordance with the laws of Cayman Islands, with its registered address at 558 Lime Rock Road, Lime Rock, Connecticut 06039, the authorized representative of which is John D. Kuhns, whose position is Chairman and the nationality is United States of America;

(2)	Party B: Ye Jian Hua, a PRC citizen with the PRC ID card number 332521195810064429, and domicile at No. 20, Yuxi Yunwukeng Village, Dagangtou Town, Liandu District, Lishui City, Zhejiang Province;

(3)	Party C: Zhou Jian Bin, a PRC citizen with the PRC ID card number 332524196905200036, and domicile at No. 9, Fengxiangnong, Longyuan Town, Longquan City, Zhejiang Province;

(4)	Party D: Zhejiang Dahua Construction Group Co., Ltd, a limited liability company registered and established in accordance with the laws of China, with its registered address at No. 751, Qianwang Street, Jincheng Road, Lin’an City, the legal representative of which is Chen Xiao Hua, whose position is President.
Party B, Party C and Party D are hereinafter collectively referred to as the “Transferors”. The Transferors and Transferee are hereinafter collectively referred to as “All Parties” as well as each of the Transferors and Transferee is hereinafter referred to as “Party”.

WHEREAS:
(1)	Party B owns thirty percent (30%) of the equity stake of Yunnan Huabang Electric Power Development Co., Ltd., and can exercise all of its full rights as a shareholder;

(2)	Party C owns twenty-one percent (21%) of the equity stake of Yunnan Huabang Electric Power Development Co., Ltd., and can exercise all of its full rights as a shareholder;

(3)	Party D owns forty-nine percent (49%) of the equity stake of Yunnan Huabang Electric Power Development Co., Ltd., and can exercise all of its full rights as a shareholder;

(4)	Yunnan Huabang Electric Power Development Co., Ltd., as the owner, is legally operating Binlangjiang Hydroelectric Power Station Project;

(5)	The Transferors are willing to transfer all equity stake of Yunnan Huabang Electric Power Development Co., Ltd. respectively held by all of them to the Transferee, which represents one hundred percent (100%) of the equity stake of Yunnan Huabang Electric Power Development Co., Ltd. held by the Transferors (hereinafter referred to as “Equity Stake”);

(6)	The Transferee is willing to acquire one hundred percent (100%) of the equity stake of Yunnan Huabang Electric Power Development Co., Ltd from the Transferors, subject to the terms and conditions set out in this Contract;

(7)	Upon the acquisition of the Equity Stake, the Transferee is willing to increase the registered capital of Yunnan Huabang Electric Power Development Co., Ltd. in cash so as to increase the registered capital of

Yunnan Huabang Electric Power Development Co., Ltd. to RMB 175,000,000;
(8)	Based on the above, the Transferee shall made a total investment in the amount of RMB 175,000,000, among which RMB50,000,000 shall be paid as the transfer price and the other RMB125,000,000 shall be paid as the Capital Increase.
Therefore, after friendly consultations, on the principles of equality and mutual benefit, all Parties to this Contract have reached the following agreements in accordance with the provisions of the “Company Law of the People’s Republic of China” and other relevant laws and regulations of China.
Chapter I Definitions
Article 1 Definitions
Unless otherwise prescribed and stipulated, the following terms used in this Contract shall have the meanings set forth as follows:
“New Articles of Association” means the new Articles of Association of Yunnan Huabang Electric Power Development Co., Ltd. upon completion of the share transfer and capital increase stipulated herein, which has been approved by the Examination and Approval Authority.
“PRC” or “China” refers to the People’s Republic of China, and insofar as this Contract is concerned, shall exclude Hong Kong, Taiwan and Macao.

“Capital Increase” means, upon the acquisition of the Equity Stake, the Transferee contributes new capital (in the amount of RMB125,000,000) into the registered capital of Yunnan Huabang Electric Power Development Co., Ltd.
“Claims” means claims, actions, demands, proceedings judgments liabilities, damages amounts, costs and expenses (including legal costs and disbursements) whatsoever and howsoever arising.
“Signing Date” means the date on which this Contract is signed.
“Encumbrance” means any mortgage, assignment, lien, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive right, and any other restriction or conditions whatsoever including:
(i)	any interest or right granted or reserved in or over or affecting the Equity Stake for Transfer; or

(ii)	the interest or right created or otherwise arising in or over the Equity Stake for Transfer under a fiduciary transfer, charge, lien, pledge, power of attorney or other form of encumbrance; or

(iii)	any security over the Equity Stake for Transfer for the payment of a debt or any other monetary obligation or the performance of any other obligation.
“Examination and Approval Authority” pursuant to the provisions for the examination and approval of projects which have investments by foreign investors in the PRC, refers to the relevant Chinese government department having authority to examine and approve this Contract and the New Articles of Association of Yunnan Huabang Electric Power Development Co., Ltd, and to grant approval for the transfer of Equity Stake and Capital Increase contemplated in this Contract.

“Company” refers to Yunnan Huabang Electric Power Development Co., Ltd., a limited liability company registered and established in accordance with the laws of China, with its registered address at Xingba, Xincheng Township, Yingjiang County, Yunnan Province, PRC, the legal representative of which is Zhou Jian Bin, whose position is Chairman of the Board of Directors.
“Project” means Binlangjiang Hydroelectric Power Station Project, which is legally and validly owned and operated by the Company.
“RMB” or “Renminbi” refers to the legal currency of the PRC.
“Third Party” refers to any natural person, legal entity, or other organization or entity, other than the parties to this Contract.
“US Dollar” or “US$” means the legal currency of the United States of America.
“Working Day” refers to the days on which the banks in both Beijing and New York are open for business.
Chapter II Transfer of Equity Stake
Article 2 Transfer of Equity Stake
Pursuant to the terms stipulated in this Contract, the Transferors agree to transfer to the Transferee and the Transferee agrees to accept from the Transferors the Equity Stake being one hundred percent (100%) of the equity stake in the Company with all the rights and obligations of and attaching to the Equity Stake for transfer including, without limiting the generality thereof, all the rights to receive dividends and to receive or subscribe for shares (if any) declared, paid or issued by the Company and free from any Claims or Encumbrances.
Article 3 Share Transfer Price
3.1	The Transferors and Transferee agree that the Transfer Price for the transfer of the Equity Stake shall refer to the appraisal value of the Equity Stake given in the Valuation Report prepared by Beijing Jing Du Asset Appraisal Co., Ltd. (a qualified valuation agency). The Transferors and Transferee after consultations have finally determined that the price for the Equity Stake shall be agreed at RMB50,000,000 (hereinafter referred to as the “Transfer Price”). Specifically, the amount respectively payable to the Transferors shall be as the follows:
Party B: RMB15,000,000;
Party C: RMB10,500,000;
Party D: RMB24,500,000.
3.2	The Transferee shall pay the aforesaid Transfer Price in equivalent US Dollar to the Transferors. The Transferors and Transferee have agreed that the foreign exchange rate used to determine the Transfer Price in US Dollars shall be the middle rate of Renminbi with US Dollar announced by the People’s Bank of China on the previous date of Settlement Date (as defined in Article 5.1).

3.3	Upon the completion of the Equity Transfer stipulated in this Contract and the Capital Increase stipulated in Chapter III, the registered capital of the Company shall be in the amount of RMB175,000,000, which is composed by the original registered capital of the Company in the amount of RMB50,000,000 plus the increased capital in the amount of RMB125,000,000 stipulated in Chapter III. Upon the completion of the Equity Transfer and Capital Increase stipulated in Chapter III hereof, the total investment of the Company shall be in the amount of RMB500,000,000.

Article 4	Conditions Precedent for the Payment of the Transfer Price and Capital Increase
4.1	Under this Contract, the conditions precedent for the payment of the Transfer Price and Capital Increase by the Transferee shall be: (1) this Contract, the New Articles of Association, the transfer of the Equity Stake and Capital Increase stipulated in this Contract shall have been approved in writing by the Examination and Approval Authority; and (2) after the signing of this Contract, there has been no material adverse change on the Company and/or the Project.

4.2	In the event that any of the conditions set out in Article 4.1 have not been satisfied or implemented, and the Transferee has not indicated its waiver of the said conditions or any of them in writing, the Transferee shall not assume any obligations to pay the Transfer Price to the Transferors.

4.3	The Transferors and Transferee agree that they shall use their best efforts to procure the approval of this Contract and the New Articles of Association from the Examination and Approval Authority in a timely fashion.

4.4	This Contract shall lapse automatically and have no binding effect on either the Transferors or the Transferee if the conditions set out in Article 4.1 have not been satisfied within two (2) months commencing from the Signing Date or other longer period as determined by the Transferee at its sole discretion (such extension shall be confirmed by the Transferee in writing).
Article 5 Settlement
5.1	The Settlement Date shall be the 25th date in the month in which the Transferee has received all the requisite approval documents issued by the Examination and Approval Authority as stipulated in Article 4 (hereinafter referred to as the “Settlement Date”). The Transferee shall, on or before the Settlement Date, make the full payment of the Transfer Price and the Capital Increase in a lump by remitting the aforesaid amount into the bank accounts designated by the Transferors and the Company respectively. The obligation of Transferee shall be deemed as having been fully accomplished after the Transfer Price and Capital Increase have been fully remitted into the bank accounts designated by the Transferors and the Transferee shall not assume any responsibilities or obligations thereafter.

5.2	Within five (5) days after the Transfer Price arriving at the bank accounts designated by the Transferors, the Transferors shall take the responsibility, under the authorization of the Transferee, to complete the registrations of receiving foreign exchange for share transfer with local governmental authority in charge of the administration of foreign exchange. Upon the completion of such registrations, the Transferors shall immediately provide the Transferee with the originals of Registration Form of Receiving Foreign Exchange for Share Transfer .

5.3	The Transferors shall issue the receipts to the Transferee within five (5) Working Days after having received the Transfer Price from the Transferee.

5.4	The Transferors and Transferee shall forthwith take all necessary steps to complete the procedures for the settlement of the transfer of Equity Stake within thirty (30) Working Days after the Settlement Date so as to make the Equity Stake registered under the name of the Transferee.
Article 6 Taxes Payable under the Transfer of Equity Stake
Any taxes or fees arising out of and payable pursuant to the fulfilment of the terms of this Contract by each of Transferors and Transferee shall be payable by the respective Party liable for the taxes or fees under the provisions of relevant laws and regulations of China.
Chapter III Capital Increase
Article 7 Capital Increase
Upon the acquisition of the Equity Stake, the Transferee will contribute RMB125,000,000 to the registered capital of the Company as the increased capital so as to increase the registered capital of the Company to RMB175,000,000.
Article 8 Term and Form of Capital Increase
The amount of the Capital Increase shall be remitted to the Company’s account by the Transferee within five (5) Working Days after the Transferee has received all the requisite approval documents issued by the Examination and Approval Authority as stipulated in Article 4, the Company has obtained the Foreign

Exchange Registration Certificate and the foreign exchange account of the Company has been opened (provided not conflicting with the above Article 5.1).
The Transferee shall pay the aforesaid Capital Increase in equivalent US Dollars and the foreign exchange rate shall be the middle rate of Renminbi with US Dollar announced by the People’s Bank of China on the previous date before the actual payment date of the Capital Increase.
Chapter IV Representations and Warranties by All Parties
Article 9 Representations and Warranties by All Parties
9.1	Prior to the signing of this Contract, each Party shall provide the other Party with a power of attorney (in the form as shown on Appendix I to this Contract) to authorize the personnel to sign this Contract on its behalf. If the signing party is an individual, such individual shall provide a copy of his/her identification card together with the original of the identification card being shown.

9.2	The Transferors and Transferee confirm that from the Signing Date this Contract shall be legally binding on all Parties.

9.3	Upon the signing of this Contract, the Transferors and Transferee hereby state that the documents and information provided to each other or its/or their agencies (including, without limitation, the lawyers, valuer, financial consultants, etc.) prior to the Signing Date are still valid, and in case of any discrepancies therein with the terms of this Contract, this Contract shall prevail.

9.4	The Transferors and Transferee hereby agree that upon this Contract coming into effectiveness, the executed contracts or documents pertaining to the transfer of the Equity Stake prior to this Contract shall lapse automatically.

9.5	After the Settlement Date, except for the delayed collection of the income of the electricity generation of the last month, all rights and obligations enjoyed and undertaken by the Transferors over the Equity Stake shall be entirely transferred to the Transferee.

9.6	All Parties to this Contract agree to strive jointly in coordinating the work for the completion of all the procedures for the transfer of the Equity Stake, including but not limited to the registration, filing of record, and etc., and the expenses arising therefrom shall be borne by all Parties hereto together.
Chapter V Disclosures, Representations and Warranties by The Transferors
Article 10 Disclosures, Representations and Warranties by the Transferors
The Transferors hereby jointly represent and warrant to the Transferee that:
10.1	All information and facts relating to the Company that is in the possession of the Transferors or is known to any of Transferors which will have a substantive and adverse effect on the Transferors’ ability to fulfil any of its obligations in this Contract or when disclosed to the Transferee shall have a substantive effect on the willingness of the Transferee to sign and fulfil its obligations under this Contract, have been disclosed to the Transferee and the information provided by the

Transferors to the Transferee does not contain any representation that is untrue or misleading.
10.2	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Transferors that will materially affect their ability to sign this Contract or fulfil their obligations under this Contract.

10.3	Transferors hereby jointly undertake that none of them will take any action after the Settlement Date that will cause any adverse impact on the Company or the Project.

10.4	Regarding the documents and information provided by the Transferors to the Transferee and/or Transferee’s agencies (including, without limitation, the lawyers, valuer, financial consultants, etc.) prior to the Signing Date, Transferors hereby jointly undertakes that:
10.4.1	all copies made from original documents are true and complete and that such original documents are authentic and complete;

10.4.2	all documents supplied to the Transferee and/or Transferee’s agencies as originals are authentic and complete;

10.4.3	all signatures appearing on documents supplied to the Transferee and/or Transferee’s agencies as originals or copies of originals are genuine;

10.4.4	the Transferors have drawn to the attention of the Transferee and/or Transferee’s agencies all matters that are material for the Transferee to proceed with the transaction as contemplated in this Contract.

Article 11 General Representations and Warranties by Transferors
11.1	Party D is a legal entity duly established according to the laws of China which is validly and legally in existence and also operating normally in accordance with the laws and regulations of China.

11.2	Party B and Party C are PRC citizens with all civil abilities to enter into this Contract and fulfil all of their obligations stipulated herein. Signing this Contract and fulfilling all of their obligations stipulated herein by Party B and Party C shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party B or Party C is a party to or is bound by.

11.3	The execution of this Contract and fulfilment of all its obligations stipulated herein by Party D shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in Party D’s Articles of Association or its internal rules, any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party D is a party to or is bound by.
Article 12 Ownership
12.1	The Transferors are the legal owners of the Equity Stake (which is one hundred percent (100%) of the equity stake of the Company) and have the full authority and right to transfer the Equity Stake to the Transferee.

12.2	The Transferors hereby undertake and warrant that as of the Settlement Date (inclusive), the Equity Stake is not subject to any Claims or Encumbrances (including but not limited to any form of option, acquisition right, mortgage, pledge, guarantee, lien or any other form of third party rights and interest); and there is no agreement or undertaking in existence that may result in or create any Claim or Encumbrance on the Equity Stake (including but not limited to the aforesaid option, acquisition right, mortgage, pledge, guarantee, lien or any other form of third party rights and interest).

12.3	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against any of the Transferors that will materially affect its ability to sign this Contract or fulfil its obligations under this Contract.
Article 13 The Company and the Project
The Transferors hereby severally and jointly represent and warrant to the Transferee that:
13.1	The Company is a legal entity duly established according to the laws of China which is validly and legally in existence and also operating normally in accordance with the laws and regulations of China.

13.2	The Project has procured all the requisite approvals from relevant Chinese governmental authorities and is in full compliance with the provisions of all relevant PRC laws and regulations.

13.3	There has been and is no investigation, prosecution, dispute, Claim or other proceedings in respect of the Company or the Project, nor the Company or the Project has been punished or the Transferors can foresee any punishment to be made by any administrative authorities of the PRC.
13.4	The Company legally owns the Project and all requisite assets, machines, equipment, resources and other items necessary for the operation of the Project.

13.5	The Transferors hereby jointly confirm and warrant to Transferee that, as of the Signing Date, all debts and borrowings of the Company have been listed out in the Appendix II hereto and the Transferors warrant that there shall be no new borrowings or debts incurred under the name of the Company before the Settlement Date except for those listed out in the Appendix II hereto. The Transferors shall assume joint liabilities for any undisclosed debts and/or borrowings of the Company so as to hold Transferee and the Company harmless.

13.6	The Transferors hereby jointly confirm and warrant to the Transferee that, before the Settlement Date, they shall normally operate and manage the Company and the Project and assure there shall be no material adverse change on the operation, business and conditions of the Company and the Project.

13.7	The Transferors hereby jointly confirm and warrant to the Transferee that, before the Settlement Date, they shall procure the renewals of the Grid Connection and Dispatching Agreement and the Power Sale Contract with Yunnan Dehong Power Co., Ltd. The Transferors hereby jointly confirm and warrant to the Transferee that the power sale price provided in the aforesaid agreements shall not be lower than RMB0.2/kwh in draught season and not be lower than RMB0.15/kwh in wet season.

13.8	There has not been and is not any litigations, prosecutions, disputes or other proceedings (whether current, pending or threatened) to which the Company is or may become a party.

13.9	There has not been and is not any litigations, prosecutions, disputes or other proceedings (whether current, pending or threatened) with the involvement of the Project.

13.10	Prior to the signing of this Contract, the Transferors have entirely disclosed all information regarding the debts assumed by the Company. As of the Settlement Date, such information remains complete, authentic, accurate and true.
Chapter VI Disclosures, Representations and Warranties by Transferee
Article 14 Disclosures, Representations and Warranties by The Transferee
The Transferee hereby represents and warrants to the Transferors that:
14.1	The Transferee is a legal entity duly established according to the laws of Cayman Islands which is validly and legally in existence and also operating normally in accordance with the laws and regulations of Cayman Islands.

14.2	The execution of this Contract and fulfilment of all its obligations stipulated herein by the Transferee shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations of Transferee’s Articles of Association or its internal rules, any laws, regulations, stipulations, or any authorizations or approvals from any government body or department or any contract or agreement that Transferee is a party to or is bound by.
14.3	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against Transferee that will materially affect its ability to sign this Contract or fulfil its obligations under this Contract.
Chapter VII Employees
Article 15 Employees
15.1	All existing staff and workers of the Company shall upon the completion of the transfer of the Equity Stake be employed by the Company. The terms and conditions of their employment including their remuneration for their employment shall be determined by reference to the current standards in principle and implemented in accordance with the stipulations of the labour laws and regulations for foreign invested enterprises of China.

15.2	The Company shall protect the legal interests of the employees and use its best efforts to maintain relative stability of the management.
Chapter VIII Confidentiality
Article 16 Confidentiality

16.1	All Parties agree unless otherwise provided for in another relevant confidentiality agreement that with regard to the confidential and exclusive information that have been disclosed to or may be disclosed to the other Parties by any Party to this Contract pertaining to their respective businesses, or financial situations and other confidential matters, All Parties to this Contract which have received the aforesaid confidential information (including written information and non-written information, hereinafter referred to as “Confidential Information”) shall:
16.1.1	Keep the aforesaid Confidential Information confidential;

16.1.2	Save for the disclosure of the Confidential Information by a Party to this Contract to its employees solely for the performance of their duties and responsibilities, neither Party to this Contract shall disclose the Confidential Information to any Third Party or any entity.
16.2	The provisions of the aforesaid Article 16.1 shall not apply to Confidential Information:
16.2.1	which was available to the receiving Party from the written record before the disclosing Party disclosed the information to the receiving Party and the written record can prove that the confidential information was already known to the receiving Party;

16.2.2	which has become public information by means not attributable to any breach by the receiving Party;

16.2.3	which was obtained, by the receiving Party from a Third Party not subject to any confidentiality obligation affecting the said Confidential Information.
16.3	As far as any natural person or legal entity which is a Party to this Contract is concerned, notwithstanding that it has ceased to be a Party to this Contract because of the transfer of its rights and obligations pursuant to the terms of this Contract, the stipulations set out in this Chapter VIII shall remain binding on it.
Chapter IX Breach of Contract
Article 17 Liability for Breach of a Representation or Warranty
17.1	If any representation or warranty made by any Party to this Contract is found to be an error, or if any fact that has or is likely to have a major or substantial effect on the signing of this Contract by any Party has been omitted, or if any representation or warranty is found to be misleading or untrue in any respect, the non-breaching Party shall be entitled to look to the Party (ies) in breach for full compensation for any loss, damage, cost or expense arising from the erroneous, omitted, misleading or untrue representation or warranty of the Party (ies) in breach or arising from any other breach of any representation and warranty given by the Party (ies) in breach.

17.2	Each representation and warranty set out in this Contract is to be construed independently.

17.3	For the avoidance of doubt, the Transferors hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of representation or warranty.
Article 18 Liability for Breach of Contract
18.1	In the event of a breach committed by any Party to this Contract, the said defaulting Party shall be liable to the other Party (ies) for the losses and damages or any other liabilities arising out of that defaulting Party’s breach of contract in accordance with the provisions of this Contract and the laws and regulations of China. In the event that all Parties to this Contract commit a breach, each of the Parties shall be liable to the other Parties for the losses and damages or any other liabilities incurred respectively.

18.2	Notwithstanding the provisions of Article 18.1, no Party shall be liable to the other Party (ies) for any indirect losses or consequential damages attributable to any breach under this Contract.

18.3	For the avoidance of doubt, the Transferors hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of this Contract committed by any of Transferors.
Chapter X Force Majeure
Article 19 Force Majeure
19.1	“Force Majeure” refers to earthquake, typhoon, flood, fire, war, political unrest and such special incidents or events that are deemed to be Force Majeure occurrences under the provisions of the relevant laws and regulations of China. Provided always that the Parties agree that when a

Party is short of funds, such event shall not be a Force Majeure event for the purposes of this Contract.
19.2	In the event of the occurrence of a Force Majeure event, the obligations of the Party to this Contract affected by this Force Majeure event shall cease during the period of the Force Majeure event and any term or period set out in this Contract and to which the affected party is subject shall automatically be extended by a period equal to the term or period of the Force Majeure event, the period of extension shall be the same as the period of cessation of the obligations by reason of the Force Majeure event, and the said Party shall not be liable for any losses and damages or any other liabilities arising out of a breach of contract as provided for in this Contract for the duration of the Force Majeure.

19.3	The Party claiming the occurrence of a Force Majeure event shall promptly inform the other Party (ies) in writing, and within seven (7) days thereafter, it shall provide sufficient evidence (issued by the notary organization) of the occurrence and the continuity of the Force Majeure event. It shall also do its best to eliminate the adverse effect of the Force Majeure event.
Chapter XI Resolution of Disputes
Article 20 Arbitration
20.1	Any dispute arising out of this Contract among the Parties to this Contract shall firstly be resolved through friendly consultation. In the event that sixty (60) days after the commencement of the friendly consultations, the dispute cannot be resolved through such means, either Party may submit the dispute to the China International Economic and Trade Arbitration

Commission in Beijing for arbitration in accordance with its prevailing valid arbitration rules.
20.2	The arbitration tribunal shall be composed by three (3) arbitrators and the arbitrators shall be fluent both in English and Chinese Languages.
Article 21 Validity of the Arbitration Award
The arbitration award shall be final and shall be binding on all Parties to this Contract. All Parties to this Contract agree to be bound by the said award, and act accordingly.
Article 22 Continuation of Rights and Obligations
After a dispute has arisen and during its arbitration process, other than the disputed matter, all Parties to this Contract shall continue to exercise their other respective rights stipulated in this Contract, and shall also continue to fulfil their other respective obligations stipulated in this Contract.
Chapter XII Applicable Law
Article 23 Applicable Law
The laws and regulations of the PRC shall govern and be binding on the establishment, validity, interpretation and execution of this Contract. All disputes arising out of this Contract shall be determined according to the laws of the PRC. In the event the laws of the PRC do not make provision for a certain issue relating to this Contract, reference shall be made to general international business practice.

Chapter XIII Miscellaneous
Article 24 Waiver
The non-exerciseor delay in the exercise of an entitlement stipulated in this Contract by any Party to this Contract shall not be regarded as a waiver of the said entitlement. Any single exercise or partial exercise of an entitlement shall not rule out any future re-exercise of the said entitlement.
Article 25 Transfer
Unless otherwise described and prescribed in this Contract, neither Party to this Contract shall transfer or assign all or any part of this Contract or transfer or assign that Party’s entitlement or obligations as stipulated in this Contract provided that it has not obtained the consent in writing from other Parties to this Contract in advance or the approval in writing from the Examination and Approval Authority as required by the laws.
Article 26 Amendment
26.1	This Contract has been executed for the benefit of all Parties to this Contract and their respective lawful successor(s) and assignees, and shall have legal binding effect on them.

26.2	This Contract may not be amended verbally. Only a written document signed by all Parties indicating their consent to such amendment shall be effective, and where approval is required by law, only with the written approval of the Examination and Approval Authority shall any amendment to this Contract become effective.
Article 27 Severability
The invalidity of any term in this Contract shall not affect the validity of the other terms in this Contract.
Article 28 Language
This Contract is written in both the Chinese Language and the English Language. In case of any inconsistency, the Chinese language shall prevail.
Article 29 Validity of the Text and Appendix
29.1	The Chinese text of this Contract shall be signed in eight (8) sets of original and four (4) sets of duplicate copies. Each Party shall each hold one (1) set of original and one (1) set of duplicate, and one (1) set of original each shall be submitted to the Examination and Approval Authority, the competent Administration for Industry and Commerce Administrative and any other governmental authorities as required. The remaining originals shall be filed and kept by the Company.

29.2	The English text of this Contract shall be signed in eight (8) sets of original and each Party shall each hold one (1) set of original, and one (1) set of original each shall be sent to the Examination and Approval Authority, the competent Administration for Industry and Commerce Administrative and any other governmental authorities as required. The remaining originals shall be filed and kept by the Company.

29.3	The Appendices to this Contract shall constitute an integral part of this Contract, and shall have the same effect as this Contract.
Article 30 Notification
30.1	Unless otherwise specified and prescribed, any Party issuing any notification or written communication to the other Party (ies) according to the provisions of this Contract shall have them written in the Chinese and English Language and shall send them as a letter by a courier service company, or by facsimile. Letters sent by a courier service company, will require a confirmation to be given seven (7) working days after handing over the notification or communication to the courier service company. Any notification or written communication sent in accordance with the stipulations of this Contract shall be deemed to be effective on the date of receipt. If they are sent by facsimile, the date of receipt shall be deemed to be three (3) working days after transmission, subject to a facsimile confirmation report evidencing this.

30.2	All notifications and communications shall be sent to the following addresses, until such time when the other Party (ies) issues a written notice of any change to its address:

Party A’s Address:	Room C2-1201, Sunshine Plaza, No.68, Anli Road, Chaoyang District, Beijing China
Telephone Number:	8610-6492-8483
Facsimile Number:	8610-6496-1540
Addressee:	Mr. Lin You Su

Party B’s Address:	3-1-1701 Yue Hua Yuan, Chun Jiang Hua Yue, Hangzhou City, Zhejiang Province
Telephone Number:	0571-86696102

Facsimile Number:	0571-86696807
Addressee:	Ye Jian Hua

Party C’s Address:	Microwave Bureau, Zhubao Road, LuxiCity, Dehong Prefecture, Yunnan Province
Telephone Number:	0692-2109932
Facsimile Number:	0692-2109931
Addressee:	Zhou Jian Bin

Party D’s Address:	Zhejiang Dahua Construction Group., Ltd. Zhaohui Road, Hangzhou City, Zhejiang Province
Telephone Number:	0571-85461577
Facsimile Number:	0571-85461599
Addressee:	Chen Yan Fei
Article 31 The Entire Agreement
This Contract constitutes the entire agreement of All Parties to this Contract pertaining to the transaction agreed upon in this Contract, and shall replace all the previous discussions, negotiations and agreements among All Parties to this Contract in respect of the transaction of this Contract.

IN WITNESS WHEREOF, the duly authorised representatives of the Transferors and the Transferee have signed this Contract on the date first above written.
Party A: China Hydroelectric Corporation
Signature:
Name:
Position:
Party B: Ye Jian Hua
Signature:
Party C: Zhou Jian Bin
Signature:
Party D: Zhejiang Dahua Construction Group Co., Ltd.
     (stamp)
Signature:
Name:
Position:

Appendix I Form of Power of Attorney
Power of Attorney
     We,                                          (Company’s Full Name), a company duly established and existing in accordance with the laws of the People’s Republic of China (the “PRC”)/ Cayman Islands, hereby authorize Mr. / Ms.                     , with the PRC ID Card / US Passport No.                    , as our authorized representative, to subscribe the Share Transfer and Capital Increase Contract with                      (Company’s Full Name) in relation to the share transfer and capital increase of Yunnan Huabang Electric Power Development Co., Ltd.

Signature of Legal Representative:

(Company’s Full Name)

(Stamp)

, 2007

Appendix II Existing Debts and Borrowings of the Company

		Amount of
		Borrowing	Interest
	Creditor’s Name	(thousand RMB)	Payable	Note
1	Agricultural Bank of China, Yingjiang Branch	108,000		Bank loan

2	Guizhou Dejiang Fumin Hydroelectric Co., Ltd.	2,510		Equipment payable

3	Quzhou Naiji Electric Appliances Sales Co., Ltd.	2,000		Equipment payable

4	Agricultural Bank of China, Yingjiang Branch	1,320		Interest for January and February of 2007

5	Dahua Group	4,390		non-drawn dividends which have already been declared

6	Dehong Prefecture Longjiang Hydroelectric Development Co., Ltd.	6,400		Loan

7	Tianjin Power Generation Equipment General Plant	40		Equipment payable

8	Yingjiang County Water Resources Bureau	50		water resources fees payable

9	Dali Xidian Industrial Electric Machine Installation Co., Ltd.	20

		Amount of
		Borrowing	Interest
	Creditor’s Name	(thousand RMB)	Payable	Note
10	Employee Allowances	210

11	Hangzhou Sanhe Electronic Control Equipment Co., Ltd.	60		Equipment payable

	Total	125,000